Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post Effective Amendment No.1 to the Registration Statement on Form F-4 of our report dated March 17, 2026, relating to the financial statements of Viking Acquisition Corp I as of December 31, 2025 and for the period from July 24, 2025 (Inception) through December 31, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francico, California

August 24, 2026